UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):February 14, 2022

              Badger Meter, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

           (414) 355-0400

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2022, Gregory M. Gomez, Vice President-Global Flow Instrumentation, International Water and Business Development of Badger Meter, Inc (the “Company”), gave notice of his plans to retire effective September 30, 2022.

In recognition of Mr. Gomez’s contributions to the Company during his 38 years of service, he will receive a one-time cash payment at retirement of $200,000, will participate in the 2022 annual bonus plan on a pro-rata basis through September 30, 2022, will participate in full in the 2020-2022 cash Long Term Incentive Plan (“LTIP”) and will have three years from retirement to exercise any vested options. Specifics of the annual bonus and LTIP plans are described in the “Compensation Discussion and Analysis” section of the Company’s Definitive Proxy Statement for the 2021 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on March 19, 2021. All unvested equity awards at retirement will be forfeited.

The Company intends to begin an external search for a replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: February 16, 2022	By:	/s/ William R.A. Bergum
William R.A. Bergum
Vice President–General Counsel and Secretary